AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

         This Amendment to the Stock Purchase Agreement dated July 23, 1999 (the "Agreement"), is entered into as of June 23, 2000, by and between NaPro BioTherapeutics, Inc. a Delaware corporation ("NaPro") and Abbott Laboratories, an Illinois corporation ("Abbott"). Any capitalized term used and not otherwise defined herein shall have the meaning set forth in the Agreement. All terms and conditions set forth in the Agreement that are not amended hereby shall remain in full force and effect.

        1. Pursuant to Section 13(i) of the Agreement, Abbott and NaPro hereby delete the definitions of "Second Additional Closing Date" and "Second Additional Shares" and insert or replace, as the case may be, the following definitions set forth in Section 1 of the Agreement as follows:

                  "Additional Closing Date" shall mean the First Additional Closing Date.

                  "Additional Shares" shall mean the First Additional Shares.


                  "Amendment Shares" shall have the meaning set forth in Section 2(a)(iii).

                  "First Additional Closing Date" shall have the meaning set forth in Section 2(b)(ii).

                  "Shares" means all of the Initial Shares, the Amendment Shares, and the First Additional Shares.

         2. Pursuant to Section 13(i) of the Agreement, Abbott and NaPro hereby amend the Agreement to include the following Sections 2(a)(iii) and 2(a)(iv):

         2(a)(iii) Against delivery of the purchase price therefor, NaPro hereby sells and issues to Abbott, and Abbott hereby subscribes for and purchases, 711,111 shares of Common Stock (the "Amendment Shares"). The purchase price for the Amendment Shares shall be $5.625 per share of Common Stock, or $4,000,000 in the aggregate.

         2(a)(iv) Abbott hereby delivers to NaPro the payment described in
Section 2(a)(iii) by wire transfer of immediately available funds, and (ii) NaPro hereby delivers to Abbott the duly executed and authenticated stock certificates, representing all of the Amendment Shares to be purchased by Abbott pursuant to Section 2(a)(iii). The certificates representing the Amendment Shares shall bear the legend set forth in Section 13(n).

         3. Pursuant to Section 13(i) of the Agreement, Abbott and NaPro hereby delete Section 2(b)(iii) and amend Sections 2(b)(i and 2(b)(ii) in their entirety as follows:

         2(b)(i)      Upon the earlier of:

              [THIS PORTION HAS BEEN REDACTED.];

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         then against delivery of the purchase price therefor, NaPro shall sell to Abbott, and Abbott shall purchase from NaPro, 888,889 Shares (the "First Additional Shares") at a purchase price of $5.625 per share of Common Stock, or $5,000,000 in the aggregate. [THIS PORTION HAS BEEN REDACTED.]

         2(b)(ii) Abbott and NaPro shall agree on a mutually acceptable Business Day within the times specified in Section 2(b)(i) on which the sale and purchase of the First Additional Shares (the "First Additional Closing Date") shall take place. At least forty-eight (48) hours prior to the First Additional Closing Date, NaPro shall deliver to Abbott written wire transfer instructions for the payment of the purchase price for the First Additional Shares to be sold and purchased pursuant to the terms of this Section 2(b), which instructions shall include NaPro's bank name and address, ABA routing number and NaPro's account number.

         4. Pursuant to Section 13(i) of the Agreement, Abbott and NaPro hereby amend Section 2(c)(vi) in its entirety as follows:

         (vi) Certificates for the Additional Shares. NaPro shall have delivered to Abbott valid certificates for the First Additional Shares, or the Amendment Shares, as the case may be, registered in Abbott's name.

         5. Pursuant to Section 13(i) of the Agreement, Abbott and NaPro hereby amend Section 2(d)(iv) in its entirety as follows:

         (iv) Payment. Abbott shall have delivered to NaPro the applicable purchase price for the First Additional Shares, or the Amendment Shares, as the case may be.

         6. Except as set forth on Exhibit 1 and except for such changes as have been disclosed in NaPro's filings with the SEC after the date of the Agreement, NaPro hereby affirms that the representations and warranties of NaPro set forth in the Agreement are true and correct as of the date hereof. NaPro further warrants that it has performed all obligations required to be performed by it under the Agreement and this Amendment in connection with the issuance of the Amendment Shares.

         7. NaPro herewith delivers to Abbott (i) a copy of the Certificate of Incorporation of NaPro, as in effect on the date hereof, certified by the Secretary of State of the State of Delaware, if amended since the date of the Agreement, (ii) a certificate of the Secretary of State of the State of Delaware, as of the most recent practicable date, as to the good standing of NaPro, and (iii) a certificate of the Secretary of NaPro dated as of the date hereof, certifying as to the Board Resolutions authorizing the execution and delivery of the Agreement and this Amendment and the other transactions contemplated hereby and thereby, and that such resolutions have not been amended or repealed and are in full force and effect as of the date hereof.

         8. Except as set forth on Exhibit 2, Abbott hereby affirms that the representations and warranties of Abbott set forth in the Agreement are true and correct in all material respects as of the date hereof. Abbott further warrants that it has performed in all material respects all obligations required to be performed by it under the Agreement and this Amendment in connection with the issuance of the Amendment Shares.

         9. Pursuant to Section 13(i) of the Agreement, Abbott and NaPro hereby amend Section 5(a) by inserting the words "or an ANDA" after "NDA" in the first sentence and by inserting the words "Amendment Shares" in place of the words "Second Additional Shares" in the second sentence.

         10.Pursuant to Section 13(i) of the Agreement, Abbott and NaPro hereby amend the first sentence of Section 6 as follows:

                 6. Certain Limitations. NaPro shall be obligated to effect
                  Demand Registrations as follows:

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                  no more than two (2) Demand Registrations with respect to the aggregate of the Initial Shares and the Amendment Shares, any of which two (2) Demand Registrations that has not been exercised shall lapse as of the First Additional Closing Date;

                   (ii) no more than two (2) Demand Registrations with respect to the Shares as of the First Additional Closing Date.

         11.Pursuant to Section 13(i) of the Agreement, Abbott and NaPro hereby amend Section 13(a) in its entirety as follows:

         (a) Survival. The representations and warranties set forth in this Agreement given in connection with the purchase and sale of the Initial Shares shall survive the consummation of the purchase and sale of the Initial Shares and terminate at the end of the twentieth (20th) month after the date of this Agreement. The representations and warranties set forth in this Agreement given in connection with the purchase and sale of the Amendment Shares shall survive the consummation of the purchase and sale of the Amendment Shares and terminate at the end of the twentieth (20th) month after the date of the Amendment. The representations and warranties set forth in this Agreement given in connection with the purchase and sale of the First Additional Shares shall survive the consummation of the purchase and sale of the First Additional Shares and terminate at the end of the twentieth (20th) month after the First Additional Closing Date. The covenants and agreements set forth in this Agreement shall survive the consummation of this Agreement forever unless terminated earlier in accordance with the terms of this Agreement.

         12. Pursuant to Section 13(i) of the Agreement, Abbott and NaPro hereby amend the first sentence of Section 13(m)(i) in its entirety as follows: "Abbott shall not sell or otherwise dispose of the Shares issued to it for a period of one (1) year from the date of such issuance (as to the Initial Shares, the Amendment Shares, and the First Additional Shares, each a "Restricted Period").

         13. From the date hereof, any reference to the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

         14. This Amendment shall be governed by the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provisions, and any dispute arising out of or in connection with this Amendment shall be governed by the provisions of Article 12 of the Agreement.

         15. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which will constitute one and the same instrument.



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         IN WITNESS WHEREOF, Abbott and NaPro have executed this Amendment effective as of the date first set forth above.

ABBOTT LABORATORIES



By:______________________________
   Name:    Richard A. Gonzalez
   Title:   President, Hospital
            Products Division

NAPRO BIOTHERAPEUTICS, INC.



By:_______________________________
     Name:  Gordon Link
     Title: Vice President and
            Chief Financial Officer

            [Signature page to Amendment to Stock Purchase Agreement]


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                                    Exhibit 1

             Changes to NaPro 7/23/99 Representations and Warranties


1. The references to "Agreement" throughout Article 3 shall refer to the Agreement as amended by the Amendment.

2. All defined terms shall be deemed amended as set forth in the Amendment.

3.       Capitalization of NaPro for purposes of Section 3(c)(i) is as follows:

                  As of 8am Mountain Time on June 23, 2000, the authorized capital stock of NaPro consists of (A) 30,000,000 shares of voting Common Stock, par value $.0075 per share, of which 23,333,793 shares are issued and outstanding and 405,885 shares are held in treasury, (B) 1,000,000 shares of non-voting Common Stock, par value $.0075 per share (each share of which is convertible on disposition into voting Common Stock), of which 395,000 shares are issued and outstanding, and (C) 2,000,000 shares of preferred stock, par value $.001 per share, of which none is issued and outstanding.

4.       The first sentence of Section 3(d)(i) shall be amended as follows:

         NaPro has timely filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 1996, and NaPro has heretofore made available to Abbott, in the form filed with the SEC (including any exhibits thereto): (A) the Annual Reports on Form 10-K of NaPro for the fiscal years ended December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999 (the "1999 Annual Report"); (B) all proxy and information statements relating to meetings of stockholders of NaPro (whether annual or special) held since Januar6y 1, 1996; and (C) all other reports and registration statements (including all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by NaPro with the SEC since January 1, 1996 (including all amendments to each of the foregoing, the forms, reports and other documents referred to in clauses (A) through (C) being referred to in this Agreement, collectively, as the "NaPro Disclosure Documents").


5. Section 3(d)(ii) shall be amended to include reference to NaPro's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the second and third sentences of Section 3(d)(ii) shall be amended as follows:

         "As of March 31, 2000, except as (A) set forth in the 1999 Annual Report; or (B) disclosed in Schedule 3(e), neither NaPro nor any of its consolidated subsidiaries had any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise). For purposes of the preceding sentence, a "material liability or obligation" is one that exceeds 5% of NaPro's consolidated assets as of December 31, 1999."

6. Subpart (i) of Section 3(e) shall read as follows: "(i) set forth in the 1999 Annual Report".

                                    Exhibit 2

            Changes to Abbott 7/23/99 Representations and Warranties



1. The references to "Agreement" throughout Article 4 shall refer to the Agreement as amended by the Amendment.

2. All defined terms shall be deemed amended as set forth in the Amendment.